SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) October 28, 1996

                             Cali Realty Corporation
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


  Maryland                            1-13274                   22-3305147
--------------------------------------------------------------------------------
(state or other jurisdiction       (Commission                (IRS Employer
     or incorporation)             File Number)           Identification Number)


                 11 Commerce Drive, Cranford , New Jersey 07016
--------------------------------------------------------------------------------

        Registrant's telephone number, including area code (908) 272-8000


                                       N/A
--------------------------------------------------------------------------------

          (Former name or former address, if changed since last report)

Item 5, Other Events

During the period July 17, 1996 through October 29, 1996, Cali Realty Corporation (the "Company") (i) acquired two neighboring office buildings and intends to acquire a three-building office complex through two individual transactions with separate sellers (to be collectively referred to as the "Acquisitions") and (ii) sold 3,450,000 shares of common stock in a public stock offering.

On July 23, 1996, the Company acquired 222 and 233 Mount Airy Road, two suburban office buildings totaling 115,000 square feet, located in Basking Ridge, New Jersey (the "Mount Airy Buildings") through a single transaction with one seller. The Mount Airy Buildings were acquired for approximately $10,459,000, which was made available through one of the Company's revolving credit facilities. The Statements of Revenue and Certain Expenses for the Mount Airy Buildings for the year ended December 31, 1995 and the six month period ended June 30, 1996 were included in the Company's filing on Form 8-K dated October 8, 1996.

Additionally, the Company intends to acquire, through a single transaction with one seller, the property known as the Harborside Financial Center ("Harborside"), a three-building office complex totaling approximately 1,886,847 square feet of office and retail space, located on the Hudson River waterfront in Jersey City, New Jersey. As part of the purchase, the Company will acquire
11.3 acres of land fully-zoned and permitted for an additional 4.1 million square feet of development and the water rights associated with 27.4 acres of land extending into the Hudson River immediately east of the existing property, including two piers with an area of 5.8 acres. The terms of the acquisition of the vacant parcels at Harborside provide for payments ("Development Rights Contingent Obligation") to be made to the seller for development rights if or when the Company commences construction on the site during the next several years. However, the agreement provides, among other things, that even if the Company does not commence construction, the seller may nevertheless require the Company to acquire these rights during the six-month period after the end of the sixth year. After such period, the seller's option lapses, but any development in years 7 through 30 will require a payment, on an increasing scale, for the development rights. The total acquisition cost for Harborside of approximately $287,400,000 will be financed with mortgage debt of $150,000,000 and with cash of $137,400,000 which will be made available through the Company's revolving credit facilities (including a new credit facility described below). The $150,000,000 of debt is to be comprised of the following: (1) assumption of the existing mortgage financing on the property of $100,000,000 which has a fixed annual interest rate of 7.32 percent and a term of nine years, and (2) a $50,000,000 mortgage provided by the seller with an annual interest rate comparable with the current three-year treasury rate and a spread of 90 basis points (the rate being adjusted at the end of the third and sixth years based on the comparable treasury rates at those times, with spreads of 110 basis points in years four through six, and 130 basis points in years seven through maturity). In connection with the acquisition of Harborside, the Company will obtain an additional revolving credit facility from Prudential Securities Credit Corp. totaling $80,000,000 which bears interest at a floating rate equal to the London Inter-Bank Offered Rate (LIBOR) plus 125 basis points, and matures on January 15, 1998, unless the Company or the lender elects to extend the maturity date to not earlier than June 30, 1998, or the facility is refinanced prior to such date, at the election of either the Company or the lender. The Company intends to draw on this credit facility and on their existing facilities to fund the cash portion of the Harborside acquisition cost.

Further information regarding the individual properties acquired is attached on SCHEDULE A. Additional information regarding Harborside is provided on SCHEDULE B.

On August 13, 1996, the Company sold 3,450,000 shares of its common stock through a public stock offering (the "Offering"), which included an exercise of the underwriter's over-allotment option of 450,000 shares. Net proceeds from the Offering (after offering costs) were approximately $76,830,000. The Offering was conducted using one underwriter and the shares were issued from the Company's Registration Statement on S-3 (File No. 33-96538).

The Acquisitions are pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties include their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company takes into consideration capitalization rates at which it believes other comparable office buildings had recently sold, but determined the price it is willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals are obtained in connection with the acquisition of properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

Item 7, Financial Statements, Pro Forma Financial Information and Exhibits

As of October 29, 1996, the Company has purchased nine office buildings and three portfolios of office buildings and office/flex space since its formation in 1994; one office building in 1994, three office buildings and three portfolios in 1995, and five office buildings in 1996.

Financial Statements

The Statements of Revenue and Certain Operating Expenses included in this report encompass the following:

o Audited Statements of Revenue and Certain Operating Expenses for Harborside for the years ended December 31, 1995, 1994, and 1993 and unaudited interim financial information for the six month period ended June 30, 1996.

Pro Forma Financial Information (unaudited)

Unaudited pro forma financial information for the Company is presented as follows:

o        Condensed consolidated balance sheet as of June 30, 1996.

o Condensed consolidated statements of operations for the six month period ended June 30, 1996 and the year ended December 31, 1995.

o Estimated twelve-month Pro Forma statement of taxable net operating income and operating funds available.

                                                                                                                      SCHEDULE A

                                                       CALI REALTY CORPORATION


                                                                     PERCENT                           INITIAL
                                                          TOTAL      OCCUPIED                          COST TO
     OFFICE                             DATE OF          SQUARE     AT DATE OF        YEAR             COMPANY
     BUILDING                         ACQUISITION         FEET     ACQUISITION     COMPLETED        (in thousands)
     --------                         -----------         ----     -----------     ---------        --------------
Mount Airy Buildings                    7/23/96                                                        $ 10,459
Basking Ridge,
Somerset County,
New Jersey

222 Mount Airy Road                                      49,000        100%         1986
233 Mount Airy Road                                      66,000        100%         1987


Harborside Financial Center             Pending       1,886,847         97%         1930               $287,400
Christopher Columbus Drive,                                                         (with              (estimated)
Exchange Place & the Hudson                                                         complete
River, Jersey City, Hudson County,                                                  recon-
New Jersey                                                                          struction
                                                                                    in 1983 &
                                                                                    1990)


                TOTAL                                 2,001,847                                        $297,859

     OFFICE                                                              PRINCIPAL TENANTS
     BUILDING                                                  (Based on percentage of property leased)
     --------                                                  ----------------------------------------
Mount Airy Buildings
Basking Ridge,
Somerset County,
New Jersey

222 Mount Airy Road                                 Lucent Technologies, Inc.                              (100%)
233 Mount Airy Road                                 AT&T Corp.                                             (100%)


Harborside Financial Center                         Bankers Trust Harborside, Inc.                          (21%)
Christopher Columbus Drive,                         Dow Jones Telerate Holdings, Inc.                       (20%)
Exchange Place & the Hudson                         American Institute of Certified Public Accountants
River, Jersey City, Hudson County,                  (AICPA)                                                 (13%)
New Jersey                                          Dean Witter Trust Company                               (10%)

                                                                      SCHEDULE B

a.       Description of Harborside:

         Harborside is a completely redeveloped, three-building office complex containing 1,886,847 square feet of net rentable area located in the Exchange Place Newport Center submarket of Jersey City, New Jersey. This submarket is a satellite office market of Manhattan and is occupied primarily by the support and technical operations of New York City-based financial institutions. The buildings, known as Plazas I, II and III, were developed as a complete reconstruction of existing buildings in two phases, the first completed in 1983 and the second in 1990. The buildings are connected via an enclosed 1,000 foot waterfront promenade featuring restaurants, service retail shops and a food court, as well as an atrium lobby.

The following summarizes the approximate net rentable area in each of the three buildings as of June 30, 1996:

                                      Total            Office            Retail
                                      -----            ------            ------
Plaza I ..................           399,578           385,000           14,578
Plaza II .................           758,257           739,460           18,797
Plaza III ................           729,012           709,842           19,170
                                   ---------         ---------           -------
                                   1,886,847         1,834,302           52,545
                                   =========         =========           =======

Plaza I contains one tenant plus retail space on the first floor. Plazas II and III each contain ten floors with floor area ranging from 40,000 to 110,000 square feet on each floor.

Plaza I is served by six passenger elevators as well as a 15,000 lb. freight car. Plazas II and III are each served by ten passenger elevators and have seven oversized freight elevators in total. In addition, there are large shafts where freight elevators have been removed which enable tenants to bring significant electric telecommunications cabling to their space at minimal cost.

Harborside leases space to a parking operator and provides for approximately 1,685 parking spaces including 200 spaces on the south pier. Public transportation to the property is available through the Exchange Place PATH rail station which is immediately adjacent to the property and links Harborside to downtown Manhattan in approximately four minutes. The PATH also provides access to midtown Manhattan, Newark and Hoboken in less than twenty minutes. The property is also connected to Manhattan by road via a three mile drive to the Holland Tunnel and a five-mile drive to the Lincoln Tunnel. Furthermore, Interstates 78 and 495, US Routes 1, 9 and 440, and NJ Route 3 connect the property to locations throughout northern New Jersey.


b.       Descriptions of significant tenants as follows:

         Four tenants at Harborside occupy approximately 61% and 63% of the net rentable square feet in the aggregate as of December 31, 1995 and June 30, 1996, respectively, as follows:

    o Bankers Trust Harborside, Inc., a commercial bank, occupied approximately 385,000 square feet (approximately 20% of the total net rentable square feet) at December 31, 1995 and June 30, 1996, pursuant to a triple net lease which expires March 31, 2003, with two five-year renewal options. Total rental income from Bankers Trust, including escalations and recoveries was approximately $2.6 million and $1.3 million in 1995 and for the six months ended June 30, 1996, respectively. The lease provides, among other things, for an annual rent increase of $770,000 beginning on April 1, 1998.

    o Dow Jones Telerate Holdings, Inc., a telecommunications firm, occupied approximately 333,045 and 378,232 net rentable square feet at December 31, 1995 and June 30, 1996, respectively (approximately 18% and 20% of the total net rentable square feet) pursuant to various leases expiring June 30, 1999 through March 31, 2001, with two five-year renewal options on 187,817 square feet of the space and one five-year option on 45,187 square feet. Total rental income from Dow Jones Telerate, Holdings, Inc. including escalations and recoveries was approximately $7.7 million and $4.3 million in 1995 and the six months ended June 30, 1996, respectively. Certain of these leases provide for annual rental increases totaling approximately $181,000 beginning in June 2001.

    o American Institute of Certified Public Accountants (AICPA), a trade organization, occupied approximately 249,768 net rentable square feet (approximately 13% of total net rentable square feet) at December 31, 1995 and June 30, 1996, pursuant to a lease which expires July 31, 2012, with five-year and ten-year renewal options. Total rental income from the AICPA, including escalations and recoveries was approximately $6.5 million and $3.3 million in 1995 and the six months ended June 30, 1996, respectively. The AICPA lease provides for, among other things, annual rental increases of approximately $836,000 in July 2002 and $836,000 in July 2007.

    o Dean Witter Trust Company, a securities firm, occupied approximately 182,748 net rentable square feet (approximately 10% of the total net rentable square feet) at both December 31, 1995 and June 30, 1996 pursuant to a lease which expires February 8, 2008, with a ten-year and a five-year renewal option. Total rental income from Dean Witter, including escalations and recoveries was approximately $4.0 million and $2.4 million in 1995 and the six months ended June 30, 1996, respectively. The lease provides for, among other things, annual rental increases of approximately $221,000 beginning in February 1998, $30,000 in September 2000, $473,000 in February 2003, and $64,000 in September 2005.

c. The following table sets forth a schedule of the lease expirations for Harborside, beginning in 1997, assuming that none of the tenants exercise renewal options:

                                                                 Percentage           Annual           Avg. Annual
                                               Net                of Total          Base Rent          Rent Per Net
                            Number of      Rentable Area        Leased Sq. Ft.   Under Expiring     Rentable  Sq. Ft.
            Yr. of          Expiring     Subject to Expiring     Represented         Leases           Represented by
         Expiration         Leases(1)   Leases (Sq. Ft.)(1)     Leases (Sq. Ft.)   ($000) (2)         Expir.Leases(2)
         ----------        -----------  --------------------    ----------------   ----------         ---------------
             1997              2               1,857                 0.11%          $    39             $   21.00
             1998              4              30,233                 1.83%              672                 22.23
             1999              8              83,509                 5.06%            1,527                 18.29
             2000              8             292,257                17.72%            4,855                 16.61
             2001              3              74,696                 4.53%            1,628                 21.80
             2003              2             391,299                23.72%            2,372                  6.06
             2004              1              24,729                 1.50%              551                 22.28
             2005              3              34,904                 2.12%              859                 24.61
             2006              4              67,139                 4.07%            1,204                 17.93
             2008              3             182,748                11.08%            2,682                 14.68
             2009              3             137,076                 8.31%            3,013                 21.98
             2010              1              79,397                 4.81%              834                 10.50
             2012              4             249,768                15.14%            5,043                 20.19
                              --           ---------               ------           -------             ---------
             Total/Weighted
             Average          46           1,649,612               100.00%           25,279             $   15.32
                              ==           =========               ======            ======             =========

(1) Includes office tenants only. Excludes leases for amenities, retail, parking and month-to-month office tenants.

(2) Determined based on aggregate base rent to be received over the term divided by the term in months multiplied by 12, including all leases dated on or before June 30, 1996.

d. The following table sets forth certain information (on a per rentable square foot basis unless otherwise indicated) about the property since January 1, 1991 (based upon an average of all lease transactions during the respective periods):


                                                          Year ended December 31,                      June 30,
                                      -----------------------------------------------------------      --------
                                      1991          1992         1993          1994         1995         1996
                                      ----          ----         ----          ----         ----         ----
Number of leases signed
during the period (1) .....               6             4            8             9            5            2
Rentable sq. footage leased
during period (1) .........         277,394       192,278       12,143       201,933       50,806       45,187
Base rent ($) (2) .........           20.62         18.18        20.35         16.04        22.33        18.39
Tenant improvements (3) ...           36.87         39.82        24.31         17.69        19.21           --
Leasing commissions (4) ...            8.29         14.60         8.68         10.28         4.71         9.19
Other concessions (5) .....            7.21            --           --            --           --           --
Effective rent ($) (6) ....           16.89         14.41        13.86         13.91        19.95        17.49
Expense stop ($) (7) ......            1.85          0.98         3.42          3.91         2.52         7.94
Effective equivalent triple
  net rent ($) (8) ........           15.04         13.43        10.44         10.00        17.43         9.56
Occupancy rate at end of
  period (%) (1) ..........           68.4%         78.6%        88.1%         93.3%        96.1%        96.0%

(1) Includes only office tenants with lease terms of 12 months or longer. Excludes leases for amenities, parking, retail and month-to-month office tenants.
(2) Equals aggregate base rent received over their respective terms from all lease transactions during the period, divided by the terms in months for such leases during the period, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.
(3) Equals work letter costs net of estimated provision for profit and overhead. Actual cost tenant improvements may differ from estimated work letter costs.
(4) Equals an aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.
(5)      Includes moving expenses, furniture allowances and other concessions.
(6) Equals aggregate base rent received over their respective terms from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the terms in months for such leases, multiplied by 12, divided by the total net rentable square feet under all lease transactions during the period.
(7) Equals the aggregate of each base year tax and common area maintenance expense pool multiplied by the respective pro rata share for all lease transactions during the period, divided by the total net rentable square feet leased under all lease transactions during the period.
(8)      Equals effective rent minus expense stop.

e. The following schedule sets forth the average percent leased and average annual rental per leased square foot for the years ended December 31, 1991 through 1995 and six months ended June 30, 1996 for
         Harborside:

                                                    Average Annual
                                  Average             Rental Per
                                 Percentage         Leased Square
           Period               Leased(%)(1)        Foot ($)(2)(3)
           ------               ------------        --------------
           Six months ended
           June 30, 1996          96.0%                 $16.48
            1995                  94.7%                  15.99
            1994                  90.7%                  15.26
            1993                  83.4%                  16.36
            1992                  73.5%                  14.69
            1991                  66.4%                  13.96

(1)      Average of beginning and end of period aggregate percentage leased.

(2) Total base rents for the year, determined in accordance with generally accepted accounting principles, divided by average of beginning and end of year aggregate net rentable area leased.

(3) Average annual rental per leased square foot for the nine months ended June 30, 1996 is computed on an annualized basis.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CALI REALTY CORPORATION


October 29, 1996                 By:   /s/ Thomas A. Rizk
                                           ------------------
                                           Thomas A. Rizk
                                           President and Chief Executive Officer


October 29, 1996                By:    /s/ Barry Lefkowitz
                                           ------------------
                                           Barry Lefkowitz
                                           Vice President - Finance and
                                           Chief Financial Officer

CALI REALTY CORPORATION
Index to Financial Statements
-------------------------------------------------------------------------------




HARBORSIDE

     Report of Independent Auditors
        Statements of Revenue and Certain Operating Expenses for:
        The Years Ended December 31, 1995, 1994 and 1993 (audited) The Six Months Ended June 30, 1996 (unaudited)
      Notes to Statements of Revenue and Certain Operating Expenses

CALI REALTY CORPORATION Pro Forma (unaudited):

     Condensed Consolidated Balance Sheet as of June 30, 1996
     Condensed Consolidated Statements of Operations for the Six
        Months Ended June 30, 1996 and for the Year Ended
        December 31, 1995
     Estimated Twelve Month Pro Forma Statement of Taxable Net
        Operating Income and Operating Funds Available

Report of Independent Auditors

To the Board of Directors and Stockholders of Cali Realty Corporation:

We have audited the accompanying Statements of Revenue and Certain Operating Expenses of the property known as HARBORSIDE FINANCIAL CENTER ("Harborside") for each of the three years in the period ended December 31, 1995 (the "Historical Summaries"). These Historical Summaries are the responsibility of Harborside's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Cali Realty Corporation) as described in Note 2 and are not intended to be a complete presentation of Harborside's revenue and operating expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and certain operating expenses of Harborside for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/Coopers & Lybrand L.L.P.
   ---------------------------
   Coopers & Lybrand L.L.P.


New York, New York
September 19, 1996

HARBORSIDE FINANCIAL CENTER

              Statements of Revenue and Certain Operating Expenses

           For the three years in the period ended December 31, 1995

                                             1995           1994         1993
                                         -----------   -----------   -----------
Revenue:
Base rent ............................   $30,989,043   $28,495,187   $25,370,057
Escalations ..........................     9,369,387     8,435,909     8,352,109
Other income .........................       181,919       391,475       298,918
                                         -----------   -----------   -----------

    Total revenue ....................    40,540,349    37,322,571    34,021,084
                                         -----------   -----------   -----------

Certain operating expenses:
Real estate taxes ....................     4,080,635     3,899,954     3,874,678
Utilities ............................     1,109,396     1,052,548     1,091,847
Operating services ...................     4,203,235     4,223,673     4,086,719
Other property .......................     2,530,248     2,001,799     2,264,015
                                         -----------   -----------   -----------

    Total operating expenses .........    11,923,514    11,177,974    11,317,259
                                         -----------   -----------   -----------

    Excess of revenue over
      certain operating expenses .....   $28,616,835   $26,144,597   $22,703,825
                                         ===========   ===========   ===========



          The accompanying notes are an integral part of this summary.

HARBORSIDE FINANCIAL CENTER

Notes to Statements of Revenue and Certain Operating Expenses

       1.  Organization and Nature of business:

       The property known as Harborside Financial Center ("Harborside") is a three building office complex (Plazas I, II, and III) located in Jersey City, New Jersey. At December 31, 1995 Harborside consists of undeveloped land and three operating office buildings which are approximately 96 percent leased.

       Harborside is owned by several partnerships, which are directly or indirectly owned by a pension trust which is managed by Jones Lang Wootton Realty Advisors under an investment advisory contract.

       2.  Basis of Presentation:

       The Statements of Revenue and Certain Operating Expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the
       Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenue and certain operating expenses of Harborside, exclusive of interest income, mortgage interest expense and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of Harborside.

       The preparation of financial statements in conformity with generally accepted accounting principles requires Harborside's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Harborside's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

HARBORSIDE FINANCIAL CENTER

       3.  Leases:

       Harborside is leased to tenants under various noncancelable operating leases with unexpired terms ranging from 1 to 17 years. Minimum future rentals on noncancelable leases which extend for more than one year at December 31, 1995 are as follows:

             1996                           $   30,310,000
             1997                               28,823,000
             1998                               29,858,000
             1999                               29,552,000
             2000                               25,775,000
             Thereafter                        172,040,000
                                            --------------
                                            $  316,358,000
                                            ==============


       Certain leases have provisions for additional rent based on operating expenses and real estate taxes. Such amounts are reflected in the Historical Summaries as escalation revenue. Minimum rentals above do not include recovery of operating expenses and real estate taxes.

       Included in minimum future rentals are approximately $94 million from the AICPA, $41 million from Dean Witter Trust Company, $29 million from Telerate Systems Incorporated, and $22 million from BT Harborside Inc., four major tenants who paid approximately $5 million, $4 million, $6 million, and $3 million, respectively, in base and additional rent during 1995 and who occupy approximately 13 percent, 10 percent, 18 percent and 21 percent of the leasable space, respectively.

       4.  Agreements and Transactions with Related Parties:

       Jones Lang Wootton USA ("JLW-USA") provided property management services to Harborside on a year-to-year basis through March 31, 1996. For its services, JLW-USA received a management fee up to 5 percent of gross income collected, as defined in the management agreement. During 1995, 1994 and 1993 fees incurred under this agreement amounted to $1,411,485, $1,132,122 and $951,175, respectively, which are included in other property costs in the Historical Summaries. During April 1996, Institutional Realty Management, LLC became the property manager of Harborside.

HARBORSIDE FINANCIAL CENTER

       5.  Tax Abatements:

       On May 12, 1988, tax abatements for Harborside were obtained from the Municipal Council of the city of Jersey City. The abatements, which commenced in 1990, are for a term of 15 years and have been granted in consideration for annual service charges in lieu of real estate taxes on the building. The service charges for the buildings are equal to 2 percent of Total Project Costs, as defined, in year one and increase by $75,000 per annum through year fifteen. Total Project Costs, as defined, for Plazas II and III are $148,712,000. The service charges for the remaining undeveloped parcels will be equal to 2 percent of Total Project Costs for each unit in year one and increase to 3 percent by year fifteen. In addition, BT Harborside Inc., a tenant which occupies space in Plaza I, obtained its own tax abatement.

       Pursuant to Section 7 of the Financial Agreement, Urban Renewal Corporation or Association Annual Service Charge in Lieu of Taxes, dated September 28, 1988 between the owners of Harborside and the City of Jersey City in the State of New Jersey, Harborside is required to pay Jersey City Excess Profits, as defined. No payments for Excess Profits were due to Jersey City for the three years in the period ended December 31, 1995.

HARBORSIDE FINANCIAL CENTER

Statement of Revenue and Certain Operating Expenses

For the six-month period ended June 30, 1996 (Unaudited)

Revenue:
Base rent ........................................................   $16,415,438
Escalations ......................................................     4,108,926
Other income .....................................................       243,435
                                                                     -----------

               Total revenue .....................................    20,767,799
                                                                     -----------

Certain operating expenses:
Real estate taxes ................................................     1,711,543
Utilities ........................................................       502,631
Operating services ...............................................     1,965,527
Other property ...................................................     1,133,562
                                                                     -----------

               Total operating expenses ..........................     5,313,263
                                                                     -----------

               Excess of revenue over certain operating expenses.    $15,454,536
                                                                     ===========


          The accompanying notes are an integral part of this summary.

HARBORSIDE FINANCIAL CENTER

Notes to Statements of Revenue and Certain Operating Expenses

       1.  Organization and Nature of Business:

       The property known as Harborside Financial Center ("Harborside") is a three building office complex (Plazas I, II, and III) located in Jersey City, New Jersey. At June 30, 1996 Harborside consists of undeveloped land and three operating office buildings which are approximately 97 percent leased.

       Harborside is owned by several partnerships, which are directly or indirectly owned by a pension trust which is managed by Jones Lang Wootton Realty Advisors under an investment advisory contract

       2.  Basis of Presentation:

       The Statement of Revenue and Certain Operating Expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission. This Historical Summary includes the historical revenue and certain operating expenses of Harborside, exclusive of interest income, mortgage interest expense and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of Harborside.

       The preparation of financial statements in conformity with generally accepted accounting principles requires Harborside's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Harborside's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

HARBORSIDE FINANCIAL CENTER

Notes to Statement of Revenue
and Certain Operating Expenses, Continued


       3.  Leases:

       Harborside is leased to tenants under various noncancelable operating leases with unexpired terms ranging from 1 to 17 years. Minimum future rentals on noncancelable leases which extend for more than six months at June 30, 1996 are as follows:

         Six months ended December 31, 1996               $    14,257,000
                                       1997                    28,944,000
                                       1998                    30,391,000
                                       1999                    30,047,000
                                       2000                    26,192,000
                                       Thereafter             173,479,000
                                                          ---------------
                                                          $   303,310,000
                                                          ===============

       Certain leases have provisions for additional rent based on operating expenses and real estate taxes. Such amounts are reflected in the Historical Summary as escalation revenue. Minimum rentals above do not include recovery of operating expenses and real estate taxes.

       Included in minimum future rentals are approximately $92 million from the AICPA, $42 million from Bank of Tokyo, $38 million from Dean Witter Trust Company, $33 million from Telerate Systems Incorporated, and $21 million from BT Harborside Inc., five major tenants who paid approximately $3.1 million, $1.8 million, $2.6 million, $5.4 million, and $1.5 million, respectively, in base and additional rent during 1996 and who occupy approximately 13 percent, 7 percent, 10 percent, 20 percent and 21 percent of the leasable space, respectively.

       Also included in future minimum rentals is approximately $29 million from Kinney Parking Systems, which operates the parking facility, and paid approximately $1.2 million in base rent during 1996.

       4.  Related Parties:

       Institutional Realty Management, LLC ("IRM"), which replaced Jones Lang Wootton USA ("JLW-USA") during April 1996, provides property management services to Harborside. For its services IRM and JLW-USA received a management fee up to 5% of gross income collected, as defined in the management agreements. For the six-month period ended June 30, 1996, fees incurred under these agreements amounted to $744,891, which is included in other property costs in the Historical Summary.

HARBORSIDE FINANCIAL CENTER

Notes to Statement of Revenue
and Certain Operating Expenses, Continued

       5.  Tax Abatements:

       On May 12, 1988, tax abatements for Harborside were obtained from the Municipal Council of the City of Jersey City. The abatements, which commenced in 1990, are for a term of 15 years and have been granted in consideration for annual service charges in lieu of real estate taxes on the building. The service charges for the buildings are equal to 2 percent of Total Project Costs, as defined, in year one and increase by $75,000 per annum through year fifteen. Total Project Costs, as defined, for Plazas II and III are $148,712,000. The service charges for the remaining undeveloped parcels will be equal to 2 percent of Total Project Costs for each unit in year one and increase to 3 percent by year fifteen. In addition, BT Harborside Inc., a tenant which occupies space in Plaza I, obtained its own tax abatement.

       Pursuant to Section 7 of the Financial Agreement Urban Renewal Corporations or Association Annual Service Charge in Lieu of Taxes, dated September 28, 1988 between the owners of Harborside and the City of Jersey City in the State of New Jersey, Harborside is required to pay Jersey City Excess Profits, as defined. No payments for Excess Profits were due to Jersey City for the six-month period ended June 30, 1996.

CALI REALTY CORPORATION
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
As of June 30, 1996 (in thousands)
--------------------------------------------------------------------------------

The following unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition by the Company of the Mount Airy Buildings and Harborside, as well as the offering of 3,450,000 shares of common stock on August 13, 1996, had occurred on June 30, 1996. This unaudited Pro Forma condensed consolidated balance sheet should be read in conjunction with the Pro Forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the six month period ended June 30, 1996, respectively.

The Pro Forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned acquisitions actually occurred on June 30, 1996, nor does it purport to represent the future financial position of the Company.

                                                                      Company
                                                   Company           Pro Forma         Pro Forma
ASSETS                                            Historical       Adjustments (a)    (unaudited)
------                                            ----------       ---------------    -----------
Rental property, net .....................          $364,965          $303,111          $668,076
Cash and cash equivalent .................             1,907              --               1,907
Unbilled rents receivable ................            18,930              --              18,930
Restricted cash ..........................             3,785              --               3,785
Other assets .............................            12,679              --              12,679
                                                    --------          --------          --------
Total assets .............................          $402,266          $303,111          $705,377
                                                    ========          ========          ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgages and loans payable ..............          $169,147          $226,281          $395,428
Dividends and distributions payable ......             7,610              --               7,610
Accounts payable and accrued expenses ....             4,044              --               4,044
Rents received in advance
and security deposits ....................             4,214              --               4,214
Accrued interest payable .................               485              --                 485
                                                    --------          --------          --------
Total Liabilities ........................          $185,500          $226,281          $411,781
                                                    --------          --------          --------
Minority interest of unitholders in
Operating Partnership ....................            27,545              --              27,545
                                                    --------          --------          --------
Common stock, $.01 par value .............               152                35               187
Additional paid in capital ...............           186,808            76,795           263,603
Retained earnings ........................             2,261              --               2,261
                                                    --------          --------          --------
Total stockholder's equity ...............           189,221            76,830           266,051
                                                    --------          --------          --------

Total liabilities and stockholder's equity          $402,266          $303,111          $705,377
                                                    ========          ========          ========

CALI REALTY CORPORATION
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
As of June 30, 1996 (in thousands)
--------------------------------------------------------------------------------

(a) Represents the acquisition of the Mount Airy Buildings on July 23, 1996 for $10,459 and the proposed acquisition of Harborside estimated to cost $287,400. The acquisition cost for the Mount Airy Buildings, paid in cash, was made available from the Company's revolving credit facilities. The acquisition cost for Harborside is intended to be financed with a combination of assumed mortgage debt of $100,000, seller-provided mortgage debt of $50,000, and approximately $137,400 in cash made available through the Company's revolving credit facilities. Also represents the Pro Forma effect of the Development Rights Contingent Obligation aggregating an estimated net present value of $5,252 of asset and corresponding liability. In addition, adjustments reflect the offering of 3,450,000 shares of common stock by the Company on August 13, 1996 for net proceeds (after offering costs) of $76,830. The net proceeds from the offering are reflected as being used to reduce its outstanding borrowings under the Company's revolving credit facilities.

                             CALI REALTY CORPORATION
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                     For the Six Months Ended June 30, 1996
                      And the Year Ended December 31, 1995
--------------------------------------------------------------------------------

The unaudited Pro Forma condensed consolidated statement of operations for the six months ended June 30, 1996 is presented as if each of the following had occurred on January 1, 1996: (i) the partial prepayment by the Company of its Mortgage Financing ("Partial Prepayment"), (ii) the disposition by the Company of its property at 15 Essex Road in Paramus, New Jersey ("Essex Road"), (iii) the acquisition by the Company of the properties purchased from January 1, 1996 through May 2, 1996, (iv) the purchase by the Company of the Acquisitions, and
(v) the net proceeds received by the Company as a result of the Offering.  Items
(i) through (iii) above are to be collectively referred to as the "Previously Reported Events." Items (iv) and (v) are to be collectively referred to as the "Reported Events." The unaudited Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 is presented as if each of the following transactions had occurred on January 1, 1995: (i) the acquisition by the Company of the properties purchased during 1995 and the completion of its common stock offering on November 17, 1995, (ii) the purchase by the Company on March 8, 1995 of 100,000 shares of its common stock for constructive retirement,
(iii) the Previously Reported Events, and (iv) the Reported Events.

Such Pro Forma information is based upon the historical unaudited consolidated results of operations of the Company for the six months ended June 30, 1996 and the historical consolidated results of operations of the Company for the year ended December 31, 1995, after giving effect to the transactions described above. The Pro Forma condensed consolidated statements of operations should be read in conjunction with the Pro Forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Forms 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the six month period ended June 30, 1996, respectively.

The unaudited Pro Forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                                                       CALI REALTY CORPORATION
                                      Pro Forma Condensed Consolidated Statement of Operations
                                               For the Six Months Ended June 30, 1996
                                               (in thousands, except per share amount)
        -------------------------------------------------------------------------------------------------------------------------

                                                             (unaudited)

                                                                            Pro Forma Adj.
                                                                            for Previously       Pro Forma Adj.
                                                            Company             Reported          for Reported           Company
REVENUES                                                   Historical           Events(a)           Events(b)           Pro Forma
--------                                                   ----------           ---------           ---------           ---------
Base rents ........................................          $33,276             $ 1,435              $19,459             $54,170
Escalations and recoveries from tenants ...........            6,232                 109                4,199              10,540
Parking and other .................................              923                --                    243               1,166
Interest income ...................................              153                --                   --                   153
                                                             -------             -------              -------             -------
Total revenues ....................................           40,584               1,544               23,901              66,029
                                                             -------             -------              -------             -------

EXPENSES
Real estate taxes .................................            4,153                 169                1,802               6,124
Utilities .........................................            3,755                 180                  503               4,438
Operating services ................................            5,315                 159                1,970               7,444
General and administrative ........................            2,064                  43                1,182               3,289
Depreciation and amortization .....................            6,908                 177                3,149              10,234
Interest expense ..................................            5,568                 650                7,798              14,016
                                                             -------             -------              -------             -------
Total expenses ....................................           27,763               1,378               16,404              45,545
                                                             -------             -------              -------             -------
Income before gain on sale of rental
 property, minority interest and
 extraordinary item ...............................           12,821                 166                7,497              20,484
Gain on sale of  property .........................            5,658              (5,658)                --                  --
                                                             -------             -------              -------             -------
Income before minority interest and
 extraordinary item ...............................           18,479              (5,492)               7,497              20,484
Minority interest .................................            2,821                (836)                 630               2,615
                                                             -------             -------              -------             -------
Income before extraordinary item ..................          $15,658             $(4,656)             $ 6,867             $17,869
                                                             =======             =======              =======             =======

Pro Forma weighted average common shares outstanding                                                                       18,625
                                                                                                                          =======

Pro Forma income before extraordinary item per common share                                                                 $0.96
                                                                                                                          =======

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
                                 (in thousands)


(a) Reflects:

Revenues and expenses for the properties acquired by the Company from January 1, 1996 through the earlier of date of acquisition or June 30, 1996 for the six month period ended June 30, 1996, as follows:

                                                                            Real
                                            Base        Escalations/       Estate                        Operating
   Property            Date               Rents(1)      Recoveries         Taxes          Utilities       Services
   --------            ----               --------      ----------         -----          ---------       --------
 Carnegie          March 20, 1996          $  386          $   31          $   54          $   56          $   58
 Rose Tree         May 2, 1996              1,312             115             165             180             179
                                           ------          ------          ------          ------          ------
                                           $1,698          $  146          $  219          $  236          $  237
                                           ------          ------          ------          ------          ------

                General and                                        Gain on
   Property   Administrative    Depreciation(2)   Interest(3)       Sale
   --------   --------------    ---------------   -----------       ----
 Carnegie          $11                $49              --             --
 Rose Tree          43                215             650             --
                   ---               ----            ----           ----
                   $54               $264            $650             --
                   ---               ----            ----           ----

Revenues and expenses of the property disposed of in 1996 for the period from January 1, 1996 through date of disposition, as follows:

                                                                            Real
                                            Base        Escalations/       Estate                        Operating
   Property            Date               Rents(1)      Recoveries         Taxes          Utilities       Services
   --------            ----               --------      ----------         -----          ---------       --------
 Essex Road        March 20, 1996          ($263)          ($37)           ($50)           ($56)           ($78)
                                           -----           ----            ----            ----            ----


                General and                                        Gain on
   Property   Administrative    Depreciation(2)   Interest(3)        Sale
   --------   --------------    ---------------   -----------        ----
 Essex Road        ($11)             ($81)           ($43)           ($5,658)
                   ----              ----            ----            -------

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
                                 (in thousands)
                                   (continued)


Revenues and expenses related to the Partial Prepayment in 1996 for the period from January 1, 1996 through the Partial Prepayment date, as follows:


                                                                            Real
                                            Base        Escalations/       Estate                        Operating
                       Date               Rents(1)      Recoveries         Taxes          Utilities       Services
                       ----               --------      ----------         -----          ---------       --------
 Partial
 Prepayment           March 12, 1996            --           --               --             --               --
                                            ------         ----             ----           ----             ----

 Total Pro Forma
 adjustments for
 Previously Reported
 Events                                     $1,435         $109             $169           $180             $159
                                            ======         ====             ====           ====             ====


                            General and                                          Gain on
                          Administrative    Depreciation(2)   Interest(3)          Sale
                          --------------    ---------------   -----------          ----
 Partial
 Prepayment                     --                ($6)           $ 43                 --
                               ---               ----            ----            -------

 Total Pro Forma
 adjustments for
 Previously Reported
 Events                        $43               $177            $650            ($5,658)
                               ===               ====            ====            =======

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
                                 (in thousands)

(b) Reflects:

Revenues and expenses of the property acquired on July 24, 1996 and the proposed acquisition of Harborside for the six month period ended June 30, 1996, as follows:

                                                                                             Real
                                              Base        Escalations/      Other           Estate
Property               Date                 Rents(1)      Recoveries        Income           Taxes        Utilities
--------               ----                 --------      ----------        ------           -----        --------
Mount Airy Bldgs.     July 23, 1996         $   598         $   90            --             $   90            --
Harborside            Pending                18,861          4,109           243              1,712           503
                                            -------         ------          ----             ------          ----
                                            $19,459         $4,199          $243             $1,802          $503
                                            -------         ------          ----             ------          ----
                           Operating          General and
Property                   Services          Administrative   Depreciation(2)   Interest(3)
--------                   --------          --------------   ---------------   ----------
Mount Airy Bldgs.                 $4                $48            $ 95            $   359
Harborside                     1,966              1,134           3,054             10,074
                               ------            ------          ------            -------
                              $1,970             $1,182          $3,149            $10,433
                               ------            ------          ------            -------

Reduction of expenses on account of the net proceeds from the Offering on August 13, 1996 for the six month period ended June 30, 1996, as follows:

                                                                                           Real
                                            Base        Escalations/        Other         Estate
                     Date                  Rents(1)      Recoveries        Income         Taxes          Utilities
                     ----                  --------      ----------        ------         -----          ---------
The Offering         August 13, 1996            --            --             --               --             --
                                           -------        ------           ----           ------           ----
Total Pro Forma Adj.
for 1996 Reported
Events                                     $19,459        $4,199           $243           $1,802           $503
                                           =======        ======           ====           ======           ====
                            Operating        General and
                             Services      Administrative    Depreciation(2)    Interest(3)
                             --------      ---------------   --------------     -----------
The Offering                       --               --               --          ($2,635)
                               ------           ------           ------           ------
Total Pro Forma Adj.
for 1996 Reported
Events                         $1,970           $1,182           $3,149           $7,798
                               ======           ======           ======           ======

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
                                 (in thousands)

(1) Pro Forma base rents are presented on a straight-line basis calculated from January 1, 1996 forward.

(2) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(3) Interest for floating rate debt is calculated using one-month LIBOR plus 150 basis points for the existing credit lines, and LIBOR plus 125 basis points for the new credit facility to be used in the Harborside acquisition. Had the interest rate for floating rate debt been one-eighth of one percent different, interest would have changed by $12 for Rose Tree, $1 for the Partial Prepayment, $7 for the Mount Airy Buildings, $86 for Harborside and $48 for the Offering. Interest for the Partial Prepayment is recorded net of a reduction in interest of $172, reflecting the effect of the Partial Prepayment not recorded in the Essex Road disposition.

                                                       CALI REALTY CORPORATION
                                      Pro Forma Condensed Consolidated Statement Of Operations
                                                For The Year Ended December 31, 1995
                                               (in thousands, except per share amount)
------------------------------------------------------------------------------------------------------------------------------------
                                                             (unaudited)


                                                                Pro Forma                    Pro Forma
                                                               Adjustments                  Adj. for 1996    Pro Forma
                                                                 for 1995                    Previously    Adj. for 1996
                                                  Company       Acquired                      Reported       Reported       Company
REVENUES                                         Historical   Properties(a)   Sub-total      Events(b)      Events (c)     Pro Forma
--------                                         ----------   -------------   ---------      ---------      ----------     ---------
Base rents ...............................       $ 50,808       $ 12,961       $ 63,769       $  4,067       $ 35,912       $103,748
Escalations and recoveries
 from tenants ............................          9,504          2,684         12,188            304          9,552         22,044
Parking and other ........................          1,702           --            1,702           --              182          1,884
Interest income ..........................            321           --              321           --             --              321
                                                 --------       --------       --------       --------       --------       --------
Total revenues ...........................         62,335         15,645         77,980          4,371         45,646        127,997
                                                 --------       --------       --------       --------       --------       --------

EXPENSES
Real estate taxes ........................          5,856          1,821          7,677            470          4,264         12,411
Utilities ................................          6,330            939          7,269            580          1,109          8,958
Operating services .......................          8,519          1,354          9,873            331          4,209         14,413
General and administrative ...............          3,712            519          4,231            134          2,582          6,947
Depreciation and amortization ............         12,111          2,201         14,312            465          6,296         21,073
Interest expense .........................          8,661          2,127         10,788          2,222         15,907         28,917
                                                 --------       --------       --------       --------       --------       --------
Total expenses ...........................         45,189          8,961         54,150          4,202         34,367         92,719
                                                 --------       --------       --------       --------       --------       --------
Income before minority interest ..........         17,146          6,684         23,830            169         11,279         35,278
Minority interest ........................          3,508            208          3,716             26            870          4,612
                                                 --------       --------       --------       --------       --------       --------
Net income ...............................       $ 13,638       $  6,476       $ 20,114       $    143       $ 10,409       $ 30,666
                                                 ========       ========       ========       ========       ========       ========
Pro Forma weighted average
common shares outstanding ................                                                                                    18,555
                                                                                                                            --------
Pro Forma net income per
 common share ............................                                                                                  $   1.65
                                                                                                                            ========

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995
                                 (in thousands)


 (a) Reflects revenues and expenses of the properties acquired by the Company in 1995 for the period January 1, 1995 through the date of acquisition, as follows:

                                                                                         Real
                                                      Base           Escalations/       Estate                         Operating
Property                              Date          Rents(1)          Recoveries         Taxes          Utilities       Services
--------                              ----          --------          ----------         -----          ---------       --------
1717 Rt. 208 Fairlawn, NJ        March 3, 1995       $ 564               $ 61            $ 48            $ 62            $ 64
400 Rella Blvd. Montebello, NY   April 11, 1995         874                68             121             132             100
5 Vaughn Dr. Princeton, NJ       July 21, 1995        1,031               100             126              93             127
New Jersey Resources             Nov. 8, 1995         6,004               954             802             506             591
Commercenter Totowa              Nov. 6, 1995         2,942               786             407              71             295
Horizon Center Business Park     Nov. 8, 1995         1,546               715             317              75             177
                                                    -------            ------          ------            ----          ------
Total Pro Forma Adj. for
1995 Acquired Properties                            $12,961            $2,684          $1,821            $939          $1,354
                                                    =======            ======          ======            ====          ======


                                                General and
Property                                       Administrative    Depreciation(2)   Interest(3)
--------                                       --------------    ---------------   -----------
1717 Rt. 208 Fairlawn, NJ                           $ 25              $  81          $  259
400 Rella Blvd. Montebello, NY                        29                 85             359
5 Vaughn Dr. Princeton, NJ                            40                137             476
New Jersey Resources                                 202              1,046             557
Commercenter Totowa                                  147                586             330
Horizon Center Business Park                          76                266             146
                                                    ----             ------          ------
Total Pro Forma Adj. for
1995 Acquired Properties                            $519             $2,201          $2,127
                                                    ====             ======          ======

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995
                                 (in thousands)

(b) Reflects:

Revenues and expenses of the properties acquired from January 1, 1996 through May 2, 1996 for the period January 1, 1995 through December 31, 1995, as follows:

                                                                                         Real
                                                      Base           Escalations/       Estate                         Operating
Property                             Date           Rents(1)          Recoveries         Taxes          Utilities       Services
--------                             ----           --------          ----------         -----          ---------       --------
Carnegie                         March 20, 1996      $1,538              $ 159           $ 248           $ 246           $ 207
Rose Tree                        May 2, 1996          3,990                367             455             549             451
                                                     ------              -----           -----           -----           -----
                                                     $5,528              $ 526           $ 703           $ 795           $ 658
                                                     ------              -----           -----           -----           -----


                     General and
Property            Administrative    Depreciation(2)   Interest(3)
--------            --------------    ---------------   -----------
Carnegie                 $ 46              $195              --
Rose Tree                 141               633             2,193
                         ----              ----            ------
                         $187              $828            $2,193
                         ----              ----            ------

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1995 through December 31, 1995, as follows:

                                                                                          Real
                                                       Base           Escalations/       Estate                         Operating
Property                             Date            Rents(1)          Recoveries         Taxes          Utilities       Services
--------                             ----            --------          ----------         -----          ---------       --------
Essex Road                       March 20, 1996      ($1,461)            ($222)          ($233)          ($215)          ($327)
                                                     -------             -----           -----           -----           -----



                     General and
Property            Administrative    Depreciation(2)   Interest(3)
--------            --------------    ---------------   -----------
Essex Road               ($53)             ($334)          ($228)
                         ----              -----           -----

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995
                                 (in thousands)

Revenues and expenses related to the Partial Prepayment in 1996 for the period January 1, 1995 through December 31, 1995, as follows:

                                                      Base           Escalations/       Estate                         Operating
                                   Date             Rents(1)          Recoveries         Taxes          Utilities       Services
                                   ----             --------          ----------         -----          ---------       --------
Partial Prepayment               March 12, 1996          --               --               --              --               --
                                                     ------             ----             ----            ----             ----
Total Pro Forma adj. for 1996
Previously Reported Events                           $4,067             $304             $470            $580             $331
                                                     ======             ====             ====            ====             ====

                                        General and
                                      Administrative     Depreciation(2)   Interest(3)
                                      --------------     ---------------   -----------
Partial Prepayment                           --                ($29)         $  257
                                           ----                ----          ------
Total Pro Forma adj. for 1996
Previously Reported Events                 $134                $465          $2,222
                                           ====                ====          ======

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995
                                 (in thousands)


(c) Reflects:

Revenues and expenses of the property acquired on July 23, 1996 and the proposed acquisition of Harborside for the period January 1, 1995 through December 31, 1995, as follows:

                                                      Base           Escalations/       Other          Real Estate
Property                           Date             Rents(1)          Recoveries        Income            Taxes        Utilities
--------                           ----             --------          ----------         -----          ---------       --------
Mount Airy Bldgs.                July 23, 1996       $ 1,130             $  183            --             $  183             --
Harborside                       Pending              34,782              9,369           182              4,081          1,109
                                                     -------             ------          ----             ------         ------
Total Acquisitions                                   $35,912             $9,552          $182             $4,264         $1,109
                                                     -------             ------          ----             ------         ------

                       Operating           General and
Property               Services          Administrative     Depreciation(2)   Interest(3)
--------               --------          --------------     ---------------   -----------
Mount Airy Bldgs.            $6                 $52              $  189          $   816
Harborside                4,203               2,530               6,107           21,086
                         ------              ------              ------          -------
Total Acquisitions       $4,209              $2,582              $6,296          $21,902
                         ------              ------              ------          -------

Reduction of expenses on account of the net proceeds from the Offering on August 13, 1996 for the period January 1, 1995 through December 31, 1995, as follows:

                                                      Base            Escalations/       Other          Real Estate
                                    Date             Rents(1)          Recoveries        Income            Taxes        Utilities
                                    ----             --------          ----------         -----          ---------       --------
The Offering                     August 13, 1996          --                  --           --              --                --
                                                     -------             ------          ----           ------           ------
Total Pro Forma Adj.
  for 1996 Reported Events                           $35,912             $9,552          $182           $4,264           $1,109
                                                     =======             ======          ====           ======           ======


                                    Operating           General and
                                    Services          Administrative     Depreciation(2)   Interest(3)
                                    --------          --------------     ---------------   -----------
The Offering                             --                  --                  --           ($5,995)
                                     ------              ------              ------          --------
Total Pro Forma Adj.
  for 1996 Reported Events           $4,209              $2,582              $6,296          $ 15,907
                                     ======              ======              ======          ========

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995
                                 (in thousands)

(1) Pro Forma base rents are presented on a straight line basis calculated from January 1, 1995 forward.

(2) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(3) Interest is calculated at LIBOR plus 275 basis points through February 1, 1995, at LIBOR plus 200 basis points through November 1, 1995 and at LIBOR plus 150 points after such date. Had the interest rate been one-eighth of one percent different, interest would have changed by $32 for the properties acquired in 1995, $35 for the Acquisitions in 1996, and $4 for the Partial Prepayment. Interest for the Partial Prepayment is recorded net of a reduction in interest of $172, reflecting the effect of the Partial Prepayment not recorded in Essex Road in note (b).

                             CALI REALTY CORPORATION
                  Estimated Twelve Month Pro Forma Statement of
           Taxable Net Operating Income and Operating Funds Available
                                 (in thousands)
                                   (unaudited)

The following unaudited statement is a Pro Forma estimate for a twelve month period of taxable income and funds available from operations of the Company. The Pro Forma statement is based on the Company's historical operating results for the twelve month period ended December 31, 1995, adjusted for historical operations of the properties acquired during 1995 and 1996 (as reported in this report) and certain items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the financial statements of the Company and (ii) the Pro Forma financial statements of the Company.

            Estimate of Taxable Net Operating Income (in thousands):
Cali Realty Corporation historical income before minority
  interest, year ended December 31, 1995,
  exclusive of depreciation and amortization (Note 1) ................................     $ 29,257

Properties acquired during 1995 - historical earnings from operations, as
  adjusted, exclusive of depreciation (Note 2) .......................................        8,885
Properties acquired from January 1, 1996 through May 2, 1996 - historical earnings from
 operations, as  adjusted, exclusive of depreciation (Note 2) ........................        1,518
Property acquired on July 23, 1996 and pending acquisition of Harborside - historical
 earnings from operations, as adjusted, exclusive of depreciation (Note 2) ...........        11,580
 Property disposed of during 1996-historical earnings from operations
   as adjusted, exclusive of depreciation (Note 2) ...................................         (627)
Pro Forma adjustments relating to the Partial Prepayment (Note 3) ....................         (228)
Pro Forma adjustments relating to the Offering (Note 4) ..............................        5,995
Net adjustment for tax basis rental revenue recognition (Note 5) .....................       (8,290)
Estimated tax depreciation and amortization (Note 6)
  Properties owned at December 31, 1994 ..............................................       (6,746)
  Properties acquired during 1995 ....................................................       (3,494)
  Properties acquired January 1, 1996 through May 2, 1996 ............................         (843)
Properties acquired May 3, 1996 through October 24, 1996 (Note 6) ....................       (6,492)
                                                                                           --------
Pro Forma taxable income before allocation to minority interest and
  dividends deduction ................................................................       30,515
Estimated allocation to minority interest (Note 7) ...................................       (4,399)
Estimated dividends deduction (Note 8) ...............................................      (31,543)
                                                                                           --------
                                                                                           $ (5,427)
                                                                                           ========
Pro Forma taxable net operating income ...............................................     $   --
                                                                                           ========
Estimate of Operating Funds Available (in thousands):
Pro Forma taxable operating income before allocation to minority
interests and dividends deduction ....................................................     $ 30,515
  Add Pro Forma depreciation and amortization ........................................       17,575
                                                                                           --------
Estimated Pro Forma operating funds available (Note 9) ...............................     $ 48,090
                                                                                           ========

                             CALI REALTY CORPORATION
                  Estimated Twelve Month Pro Forma Statement of
           Taxable Net Operating Income and Operating Funds Available
--------------------------------------------------------------------------------
                                   (unaudited)

Note 1 -  The  historical  income  before  minority   interest   represents  the
          Company's income before minority interest for the year ended December 31, 1995.

Note 2 - The historical earnings from operations represents the Pro Forma results of the properties acquired during 1995 and 1996 (including the pending acquisition of Harborside), and the property disposed of in 1996 as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 3 - Represents the Pro Forma result for the Partial Prepayment as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 4 - Represents the Pro Forma results of the Offering as referred to in the Pro Forma condensed statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 5 - Represents the net adjustment to (i) recognize prepaid rent and (ii) reverse the effect of rental revenue recognition on a straight line basis.

Note 6 -  Tax  depreciation  for the Company is based upon the original  cost or
          purchase  price   allocated  to  the   buildings,   depreciated  on  a
          straight-line method over a 39-year life.

Note 7 - Estimated allocation of taxable income to minority interests is based on a 13.07 percent minority interest in the operating partnership with a special allocation of depreciation on properties included in the Initial Public Offering.

Note 8 -  Estimated   dividends   deduction  is  based  on   18,554,725   shares
          outstanding   at  the  dividend  rate  of  $1.70  per  share.   Shares
          outstanding, on a Pro Forma basis, are 18,554,725.

Note 9 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement of Cali Realty Corporation on Forms S-3 (File Nos. 333-09875, 333-09081, 33-96538, and 33-96542) and Form S-8 (File No. 33-91822) of our report dated September 19, 1996, on our audits of the Statements of Revenue and Certain Operating Expenses of the property known as Harborside Financial Center for the years ended December 31, 1995, 1994, and 1993, which report is included in this Report on Form 8-K.



                              /s/ Coopers & Lybrand L.L.P.
                              ----------------------------
                                  Coopers & Lybrand L.L.P.







New York, New York
October 23, 1996